UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 7, 2011

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2011, DPAC Technologies Corp. (“DPAC” or the “Company”) entered into Employment Agreements (each an “Agreement,” collectively the “Agreements”) with each of Steven D. Runkel, its Chief Executive Officer, and Stephen J. Vukadinovich, its Chief Financial Officer. The Agreements were signed January 7, 2011 and effective as of January 1, 2011.

Mr. Runkel’s Agreement provides that he will serve as Chief Executive Officer of the Company, with an annual base salary of $225,000, a monthly car allowance of $750.00 and eligibility to participate in any incentive compensation program of the Company and all other benefit programs generally applicable to the Company’s senior executives. If DPAC terminates Mr. Runkel’s employment for any reason other than for “cause” or if Mr. Runkel terminates his employment for “good reason”, as those terms are defined in the Agreement, Mr. Runkel will be entitled to a severance equal to the continuation of his base salary and auto allowance for twelve months from the termination of his employment. In addition, upon such an event, all unvested restricted stock grants and stock options to purchase Company common stock held by Mr. Runkel, if any, shall become fully vested, and such stock options may be exercised by him for two years form the date of his termination. The Agreement expires by its terms on January 30, 2012 unless previously terminated.

Mr. Vukadinovich’s Agreement provides that he will serve as Chief Financial Officer of the Company, with an annual base salary of $155,000, a monthly car allowance of $500.00 and eligibility to participate in any incentive compensation program of the Company and all other benefit programs generally applicable to the Company’s senior executives. If DPAC terminates Mr. Vukadinovich’s employment for any reason other than for “cause” or if Mr. Vukadinovich terminates his employment for “good reason”, as those terms are defined in the Agreement, Mr. Vukadinovich will be entitled to a severance equal to the continuation of his base salary and auto allowance for six months from the termination of his employment. In addition, upon such an event, all unvested restricted stock grants and stock options to purchase Company common stock held by Mr. Vukadinovich, if any, shall become fully vested, and such stock options may be exercised by him for two years form the date of his termination. The Agreement expires by its terms on January 30, 2012 unless previously terminated.

The foregoing is only a summary of the terms and conditions of the Agreements and it is modified in its entirety by reference to the Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, effective as of January 1, 2011, between DPAC Technologies Corp. and Steven D. Runkel.

10.2	Employment Agreement, effective as of January 1, 2011, between DPAC Technologies Corp. and Stephen Vukadinovich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: January 12, 2011	By:	/S/ STEPHEN J. VUKADINOVICH
Stephen J. Vukadinovich Chief Financial Officer